Exhibit 99.1
MSCI announces acquisition of Burgiss, expanding private assets leadership and strengthening multi-asset class offering

•Firms combine best-in-class private market data and analytics with leading public market expertise
•Reinforces commitment to driving innovation and improving transparency in global private asset investing
•MSCI to host conference call today, August 14, at 11:00 AM ET

NEW YORK – August 14, 2023 – MSCI Inc. (NYSE: MSCI), a leading provider of mission-critical decision support tools and services for the global investment community, today announced it has entered into a definitive agreement to acquire the remaining 66% of The Burgiss Group, LLC (“Burgiss”) for $697 million in cash. Burgiss is a Hoboken, New Jersey-based market-leading provider of data, analytics, and technology solutions for investors in private assets. Since its initial investment in January 2020, MSCI will have invested an aggregate of $913 million to acquire all of Burgiss.

With over 35 years of expertise in alternative investments, Burgiss offers private asset data, analytics, and software applications, including leading research-quality performance data that dates back to 1978. The Burgiss dataset covers over 13,000 private asset funds around the world, representing $15 trillion in cumulative investments across private equity, private real estate, private debt, infrastructure, and natural resources in 195 countries. Burgiss serves approximately 1,000 clients – limited partners, general partners, and financial intermediaries – in 40 countries with 650+ employees across the U.S., Europe, Asia Pacific, and South Africa.

Burgiss’ leadership across all private asset classes complements MSCI’s own leading position in private real estate, which includes Real Capital Analytics, acquired in September 2021. MSCI currently offers private real estate data and analytics covering over one million properties representing more than $45 trillion in transactions and portfolio assets in over 170 countries. The acquisition of Burgiss will provide MSCI with comprehensive data and deep expertise in all private assets, enabling investors to evaluate fundamental information, measure and compare performance, understand exposures, manage risk, and conduct robust analytics. MSCI will also enable investors to compare performance and risk across both private and public asset classes, which will facilitate more efficient asset allocations.

This acquisition will also expand MSCI’s robust suite of multi-asset class technology solutions with the industry leading Burgiss Caissa Platform, developed exclusively for institutional investors and providing a comprehensive view of the drivers of performance and risk in both public and private investments in total portfolios.

Henry Fernandez, Chairman and Chief Executive Officer, MSCI, said: “The acquisition of Burgiss marks a transformational milestone for MSCI and reinforces our commitment to driving innovation and transparency across the global private asset investment landscape. By combining Burgiss' comprehensive private asset data and analytics with MSCI’s expertise in research, analytics, data and technology for investments across public asset classes, we are aiming to redefine total portfolio investing and build solutions that can help investors manage their complex portfolios and make better informed decisions.

“Burgiss will help us expand one of our key strategic growth opportunities and generate substantial value for our shareholders over time. I am confident that our pre-existing partnership with Burgiss will support our successful integration of this new business,” he added.

Jim Kocis, Founder and Chief Executive Officer, Burgiss, commented: “The combination with MSCI marks a significant landmark event in Burgiss’ journey. In this next phase, our combined capabilities are poised to create even more powerful solutions that can help better navigate and drive innovation across private assets.”

MSCI anticipates funding the purchase consideration from existing liquidity sources. Burgiss is expected to generate over $90 million of revenue in 2023 with an EBITDA margin and operating income margin in the mid-teens. The transaction is expected to close in the fourth quarter of 2023, subject to regulatory approvals and customary closing conditions. Burgiss’ financial results will be presented as part of MSCI’s All Other – Private Assets reportable segment.

MSCI's senior management will host a conference call to review this transaction on Monday, August 14, 2023, at 11:00 a.m. Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-800-715-9871 conference ID: 6900615. A slide presentation discussing the transaction has been published on MSCI's Investor Relations website.

Davis Polk & Wardwell LLP acted as legal adviser to MSCI on the transaction.

-Ends-

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data, and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements relating to the planned acquisition of The Burgiss Group, LLC and prospects for the newly acquired business. These forward- looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 10, 2023 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures and Other Measures

Measures relating to Burgiss financial results are unaudited and not presented in accordance with generally accepted accounting principles (GAAP). Burgiss EBITDA margin is a non-GAAP measure. This non-GAAP measure should be viewed in addition to, and not in lieu of, the comparable GAAP measure.

Burgiss EBITDA margin represents Earnings Before Interest, Income Taxes, Depreciation and Amortization (EBITDA) divided by revenues. EBITDA is defined by Burgiss as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements and (4) amortization of intangible assets.